Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER OF FISCAL 2014

SANTA CLARA, Calif., — May 29, 2014 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fourth quarter of fiscal 2014 that ended on April 30, 2014.

Revenues for the fourth quarter of fiscal 2014 were $331.0 million, as compared to $352.0 million in the third quarter of fiscal 2014, and $336.2 million in the fourth quarter of fiscal 2013. GAAP net income in the fourth quarter of fiscal 2014 was $15.1 million, or $0.26 per diluted share, as compared to net income of $30.6 million, or $0.54 per diluted share in the third quarter of fiscal 2014, and $8.9 million, or $0.17 per diluted share in the fourth quarter of fiscal 2013.

Non-GAAP net income in the fourth quarter of fiscal 2014 was $23.9 million, or $0.40 per diluted share. Non-GAAP net income in the third quarter of fiscal 2014 was $40.4 million, or $0.69 per diluted share. Non-GAAP net income in the fourth quarter of fiscal 2013 was $17.5 million, or $0.31 per diluted share. Non-GAAP net income excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three months and fiscal year ended April 30, 2014 and 2013 and for the three months ended January 31, 2014.

Revenues for the fiscal year ended April 30, 2014 were $1.5 billion, as compared to $1.4 billion million in fiscal 2013. GAAP net income for fiscal 2014 was $95.0 million, or $1.70 per diluted share, as compared to GAAP net income for fiscal 2013 of $42.9 million, or $0.80 per diluted share.

Non-GAAP net income for fiscal 2014 was $131.0 million, or $2.24 per diluted share. Non-GAAP net income for fiscal 2013 was $79.0 million, or $1.41 per diluted share.

GAAP gross margin for the fourth quarter of fiscal 2014 was 20.1%, as compared to 19.6% for the third quarter of fiscal 2014 and 17.5% for the fourth quarter of fiscal 2013. The sequential increase in fourth quarter gross margin was primarily attributable to the introduction of newer and lower cost products into our shipment mix.

The Company ended the period with cash, cash equivalents and short-term investments totaling $450.9 million, an increase of $57.9 million from the previous quarter. The increase was primarily attributable to cash provided by operating activities in the fourth quarter of fiscal 2014.

“We are pleased to conclude our fiscal 2014 on a high note. Our financial metrics have continued to improve, with better gross margin, higher cash balance, and lower inventories. We have made meaningful progress on multiple fronts, including the diversification of our revenues into multiple geographies, especially in Asia, and the strong growth in our emerging automotive and security markets,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “We are also working on new technologies and applications in our core and emerging markets that have the potential to substantially enhance our market position over the longer term.”

Outlook

Based on current trends, the Company expects revenues for the first quarter of fiscal 2015 will be in the range of $360 million to $400 million and GAAP net income per share will be between $0.29 and $0.49 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share will be between $0.43 and $0.63 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-700-6067 (domestic) or 617-213-8834 (international) and entering passcode 97143030.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for ten days beginning approximately three hours after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 23441558.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements regarding our expectations regarding revenues and earnings per share for the three months ending July 31, 2014 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain or increase sales to current key customers and end-users of our products; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; our ability to increase the average selling prices or lower the costs associated with the development and manufacture of our new, complex products and technologies; fluctuations of wafer manufacturing costs, manufacturing yields, manufacturing capacity and other manufacturing processes and the impact on gross margins; the continued growth and development of current markets and the emergence of new markets in which we sell, or may sell, our products; fluctuations in sales mix and average selling prices; our ability to timely complete the product development cycle for new sensors; our ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems; our dependence on third party wafer foundries and their ability to manufacture our wafers in the required quantities, at acceptable quality, yields and costs, and in a timely manner; our ability to accurately forecast customer demand for our products; the impact of general economic conditions on orders from the end-user customers of our products; the market acceptance of products into which our products are designed; the development, production, introduction and marketing of new products and technology; the occurrence of litigation regarding intellectual property or indemnification claims from our suppliers or customers relating to our intellectual property; our strategic investments and relationships, and other risks detailed from time to time in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to additional paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and the related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and net income per share on a basis prepared in accordance with GAAP to enable investors to consider net income and net income per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expenses and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending July 31, 2014
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share	$0.29	$0.49	$0.14	(1)	$0.43	$0.63

(1)         Reflects estimated adjustment for expenses and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,	April 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$297,952	$190,171
Short-term investments	152,993	22,164
Accounts receivable, net	172,472	166,517
Inventories	270,935	430,315
Deferred income taxes	4,973	4,028
Prepaid expenses and other current assets	6,576	11,982
Total current assets	905,901	825,177
Property, plant and equipment, net	153,792	158,394
Long-term investments	154,409	139,746
Goodwill	10,227	10,227
Intangibles, net	66,217	56,804
Other long-term assets	32,529	36,666
Total assets	$1,323,075	$1,227,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$142,012	$188,261
Accrued expenses and other current liabilities	31,959	40,274
Income tax payable	2,316	2,904
Deferred revenues, less cost of revenues	25,783	15,493
Current portion of long-term debt	3,802	3,769
Total current liabilities	205,872	250,701
Long-term liabilities:
Long-term income taxes payable	86,498	90,777
Non-current portion of long-term debt	32,030	35,709
Other long-term liabilities	11,818	4,618
Total long-term liabilities	130,346	131,104
Total liabilities	336,218	381,805

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 76,681 shares issued and 56,082 outstanding at April 30, 2014 and 74,574 shares issued and 53,975 outstanding at April 30, 2013, respectively	77	75
Additional paid-in capital	664,602	616,379
Accumulated other comprehensive income	2,378	3,952
Treasury stock, 20,599 at April 30, 2014 and April 30, 2013, respectively	(278,683)	(278,683)
Retained earnings	598,483	503,486
Total stockholders’ equity	986,857	845,209
Total liabilities and stockholders’ equity	$1,323,075	$1,227,014

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2014	2013	2014	2013
Revenues	$330,969	$336,215	$1,453,929	$1,407,929
Cost of revenues	264,406	277,486	1,178,207	1,163,815
Gross profit	66,563	58,729	275,722	244,114

Operating expenses:
Research, development and related	31,487	26,605	119,248	113,194
Selling, general and administrative	18,608	17,878	73,292	72,958
Amortization of acquired patent portfolio	2,322	2,322	9,286	9,286
Total operating expenses	52,417	46,805	201,826	195,438

Income from operations	14,146	11,924	73,896	48,676
Benefit from acquisition of production operations from VisEra	3,057	—	3,057	—
Equity in earnings of investee	745	577	4,009	3,832
Interest expense, net	(487)	(499)	(2,029)	(2,700)
Other income (expense), net	790	45	25,996	356
Income before income taxes	18,251	12,047	104,929	50,164

Provision for income taxes	3,178	3,125	9,932	7,262
Net income	$15,073	$8,922	$94,997	$42,902

Net income per share:
Basic	$0.27	$0.17	$1.71	$0.80
Diluted	$0.26	$0.17	$1.70	$0.80

Shares used in computing net income per share:
Basic	56,042	53,943	55,537	53,529
Diluted	56,882	54,061	56,043	53,671

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended		Three Months Ended
	April 30,		April 30,		January 31,
	2014	2013	2014	2013	2014
GAAP net income	$15,073	$8,922	$94,997	$42,902	$30,560
Add:
Stock-based compensation in cost of revenues	1,006	871	3,962	3,822	999
Stock-based compensation in research, development and related expenses	4,480	3,660	16,486	16,193	4,276
Stock-based compensation in selling, general and administrative expenses	3,645	3,230	14,595	13,496	3,668
Decrease (increase) in provision for income taxes without the effect of stock-based compensation	(299)	777	952	2,617	922
Non-GAAP net income	$23,905	$17,460	$130,992	$79,030	$40,425

GAAP provision for income taxes	$3,178	$3,125	$9,932	$7,262	$11,696
Decrease (increase) in provision for income taxes without the effect of stock-based compensation	(299)	777	952	2,617	922
Non-GAAP provision for income taxes	$3,477	$2,348	$8,980	$4,645	$10,774

Non-GAAP net income per share:
Basic	$0.43	$0.32	$2.36	$1.48	$0.72
Diluted	$0.40	$0.31	$2.24	$1.41	$0.69

Shares used in computing non-GAAP net income per share:
Basic	56,042	53,943	55,537	53,529	55,913
Diluted	59,088	56,525	58,546	56,092	58,936

Contact Information

Investor Relations:

Arnab Chanda

OmniVision Technologies, Inc.

408.653.3144

invest@ovt.com